As filed with the Securities and Exchange Commission on February 24, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Solar Senior Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	27-4288022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Park Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-148734

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Solar Senior Capital Ltd. (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-171330), filed with the Securities and Exchange Commission on December 22, 2010, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

3.1	Articles of Amendment and Restatement of Solar Senior Capital Ltd.*

3.2	Amended and Restated By-Laws of Solar Senior Capital Ltd.*

4.1	Specimen Common Stock Certificate*

*	Incorporated by reference to Amendment No. 2 of the Company’s Registration Statement on Form N-2 (File No. 333-171330), filed on February 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 24, 2011

SOLAR SENIOR CAPITAL LTD.

By:	/s/ Michael S. Gross
	Name:	Michael S. Gross
	Title:	Chief Executive Officer and Chairman of the Board of Directors